Exhibit 99.1

Jabil Posts Fourth Quarter & Fiscal Year 2017 Results

St. Petersburg, FL – September 27, 2017. Today Jabil Inc. (NYSE: JBL), reported preliminary, unaudited financial results for its fourth quarter and full fiscal year ended August 31, 2017, including fourth quarter net revenue of $5.0 billion and fiscal year net revenue of $19.1 billion.

For the fourth quarter of fiscal year 2017, U.S. GAAP (as defined below) operating income was $118.1 million and U.S. GAAP diluted earnings per share was $0.25. For fiscal year 2017, U.S. GAAP operating income was $410.2 million and U.S. GAAP diluted earnings per share was $0.69.

For the fourth quarter of fiscal year 2017, core operating income ((Non-U.S. GAAP) as defined below) was $191.5 million and core diluted earnings per share ((Non-U.S. GAAP) as defined below) was $0.64. For fiscal year 2017, core operating income was $667.0 million and core diluted earnings per share was $2.11.

“I’m very pleased with our team’s performance throughout the fiscal year,” said CEO Mark Mondello. “As we described at the outset of the year, success would include solid revenue and core earnings growth coupled with strong cash flow generation. Clearly, we delivered on these strategic objectives,” he added.

Fiscal Year 2017 Highlights:

•	Net revenue growth: 4 percent
•	Core diluted earnings per share (Non-U.S. GAAP) growth: 13 percent
•	Cash flow from operations: $1.26 Billion

“Looking ahead, we expect continued revenue and core EPS growth in both the first quarter and fiscal 2018. The success of our capabilities-driven strategy is allowing for continued share gains and enhanced diversification across the enterprise. As a result, our plan to deliver core EPS of $2.60 in 2018 and $3.00 in 2019 remains on track,” added Mondello.

First Quarter of Fiscal Year 2018 Guidance:

• Net revenue	$5.25 billion to $5.75 billion
• U.S. GAAP operating income	$111 million to $182 million
• U.S. GAAP diluted earnings per share	$0.17 to $0.49 per diluted share
• Core operating income (Non-U.S. GAAP)	$198 million to $258 million
• Core diluted earnings per share (Non-U.S. GAAP)	$0.65 to $0.91 per diluted share
• Diversified Manufacturing Services	Increase revenue 13 percent year-on-year
• Electronics Manufacturing Services	Increase revenue 3 percent year-on-year
• Total company	Increase revenue 8 percent year-on-year

(U.S. GAAP diluted earnings per share for the first quarter of fiscal year 2018 are currently estimated to include $0.05 per share for amortization of intangibles, $0.34 per share for stock-based compensation expense and related charges and $0.09 to $0.03 per share for restructuring and related charges.)

(Definitions: “U.S. GAAP” means U.S. generally accepted accounting principles. Jabil defines core operating income as U.S. GAAP operating income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and related charges, distressed customer charges, acquisition costs and certain purchase accounting adjustments, loss on disposal of subsidiaries, settlement of receivables and related charges, impairment of notes receivable and related charges and goodwill impairment charges. Jabil defines core earnings as U.S. GAAP net income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and related charges, distressed customer charges, acquisition costs and certain purchase accounting adjustments, loss on disposal of subsidiaries, settlement of receivables and related charges, impairment of notes receivable and related charges, goodwill impairment charges, impairment on securities, income (loss) from discontinued operations, gain (loss) on sale of discontinued operations and certain other expenses, net of tax and certain deferred tax valuation allowance charges. Jabil defines core diluted earnings per share as core earnings divided by the weighted average number of outstanding diluted shares as determined under U.S. GAAP. Jabil calculates its quarterly core return on invested capital by annualizing its after-tax core operating income for its most recently ended quarter and dividing that by a two quarter average of its net invested capital base. Jabil calculates its annual core return on invested capital by taking its after-tax core operating income for its most recently ended fiscal year and dividing that by a two year average of its net invested capital base. Jabil reports core operating income, core earnings, core diluted and basic earnings per share and core return on invested capital to provide investors an additional method for assessing operating income, earnings, diluted earnings per share and return on invested capital from what it believes are its core manufacturing operations. See the accompanying reconciliation of Jabil’s core operating income to its U.S. GAAP operating income, its calculation of core earnings and core diluted earnings per share to its U.S. GAAP net income and U.S. GAAP earnings per share, its calculation of core return on invested capital and additional information in the supplemental information.)

Forward Looking Statements: This news release contains forward-looking statements, including those regarding our anticipated financial results for our fourth quarter of fiscal year 2017 and full fiscal year 2017; our guidance for future financial performance in our first quarter of fiscal year 2018 (including, net revenue, total company and segment revenue, U.S. GAAP operating income, U.S. GAAP diluted earnings (loss) per share, core operating income (Non-U.S. GAAP), and core diluted earnings per share (Non-U.S. GAAP) results and the components thereof, in each case for our first quarter of fiscal year 2018); and statements regarding our future earnings per share expectations. The statements in this press release are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially from our current expectations. Such factors include, but are not limited to: our determination as we finalize our financial results for our fourth quarter of fiscal year 2017 and our full fiscal year 2017 that our financial results and conditions differ from our current preliminary unaudited numbers set forth herein; unexpected, adverse seasonal impacts on demand; performance in the markets in which we operate; changes in macroeconomic conditions; the occurrence of, success and expected financial results from, product ramps; our ability to maintain and improve costs, quality and delivery for our customers; whether our restructuring activities and the realignment of our capacity will adversely affect our cost structure, ability to service customers and labor relations; changes in technology; competition; anticipated growth for us and our industry that may not occur; managing rapid growth; managing rapid declines in customer demand and other related customer challenges that may occur; our ability to successfully consummate acquisitions and divestitures; managing the integration of businesses we acquire; risks associated with international sales and operations; retaining key personnel; and our dependence on a limited number of large customers. Additional factors that could cause such differences can be found in our Annual Report on Form 10-K for the fiscal year ended August 31, 2016 and our other filings with the Securities and Exchange Commission. We assume no obligation to update these forward-looking statements.

Supplemental Information Regarding Non-U.S. GAAP Financial Measures: Jabil provides supplemental, non-U.S. GAAP financial measures in this release to facilitate evaluation of Jabil’s core operating performance. These non-U.S. GAAP measures exclude certain amounts that are included in the most directly comparable U.S. GAAP measures, do not have standard meanings and may vary from the non-U.S. GAAP financial measures used by other companies. Management believes these “core” financial measures are useful measures that facilitate evaluation of the past and future performance of Jabil’s ongoing operations on a comparable basis.

Jabil reports core operating income, core return on invested capital, core earnings and core diluted and basic earnings per share to provide investors an additional method for assessing operating income, return on invested capital, earnings and earnings per share from what it believes are its core manufacturing operations. Among other uses, management uses non-U.S. GAAP financial measures to make operating decisions, assess business performance and as a factor in determining certain employee performance when determining incentive compensation. The Company determines the tax effect of the items excluded from core earnings and core basic and diluted earnings per share based upon evaluation of the statutory tax treatment and the applicable tax rate of the jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain jurisdictions where the Company does not expect to realize a tax benefit (due to a history of operating losses or other factors resulting in a valuation allowance related to deferred tax assets), a 0% tax rate is applied. Detailed definitions of certain of the core financial measures are included above under “Definitions” and a reconciliation of the disclosed core financial measures to the most directly comparable U.S. GAAP financial measures is included under the heading “Supplemental Data” at the end of this release.

Company Conference Call Information: Jabil will hold a conference call to discuss its earnings for the fourth quarter and full fiscal year ended August 31, 2017, today at 4:30 p.m. ET live on the Internet at http://www.jabil.com. The call will be recorded and archived on the web at http://www.jabil.com. A taped replay of the conference call will also be available September 27, 2017 at approximately 7:30 p.m. ET through midnight on October 4, 2017. To access the replay, call (855) 859-2056 from within the United States, or (404) 537-3406 outside the United States. The pass code is: 75879224. An archived webcast of the conference call will be available at http://www.jabil.com/investors/.

About Jabil: Jabil (NYSE: JBL) is a product solutions company providing comprehensive electronics design, production and product management services. Offering complete product supply chain management from facilities in 29 countries, Jabil provides comprehensive, individualized-focused solutions to customers in a broad range of industries. Further information is available on Jabil’s website: jabil.com.

Company Contacts:

Beth Walters

Senior Vice President, Investor Relations & Communications

(727) 803-3511

beth_walters@jabil.com

Adam Berry

Senior Director, Investor Relations

(727) 803-5772

adam_berry@jabil.com

JABIL INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	August 31, 2017 (Unaudited)	August 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$1,189,919	$912,059
Accounts receivable, net	1,397,424	1,359,610
Inventories	2,942,083	2,456,612
Prepaid expenses and other current assets	1,097,257	1,120,100

Total current assets	6,626,683	5,848,381
Property, plant and equipment, net	3,228,678	3,331,879
Goodwill and intangible assets, net	892,780	891,727
Deferred income taxes	205,722	148,859
Other assets	142,132	101,831

Total assets	$11,095,995	$10,322,677

LIABILITIES AND EQUITY
Current liabilities:
Current installments of notes payable, long-term debt and capital lease obligations	$445,498	$45,810
Accounts payable	4,257,623	3,593,195
Accrued expenses	2,167,472	1,929,051

Total current liabilities	6,870,593	5,568,056
Notes payable, long-term debt and capital lease obligations, less current installments	1,632,592	2,074,012
Other liabilities	74,237	78,018
Income tax liabilities	100,902	90,804
Deferred income taxes	49,327	54,290

Total liabilities	8,727,651	7,865,180

Commitments and contingencies
Equity:
Jabil Inc. stockholders’ equity:
Preferred stock	—	—
Common stock	253	250
Additional paid-in capital	2,104,203	2,034,525
Retained earnings	1,730,893	1,660,820
Accumulated other comprehensive income (loss)	54,620	(39,877)
Treasury stock, at cost	(1,536,455)	(1,217,547)

Total Jabil Inc. stockholders’ equity	2,353,514	2,438,171
Noncontrolling interests	14,830	19,326

Total equity	2,368,344	2,457,497

Total liabilities and equity	$11,095,995	$10,322,677

JABIL INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for per share data)

(Unaudited)

	Three months ended		Fiscal year ended
	August 31, 2017	August 31, 2016	August 31, 2017	August 31, 2016
Net revenue	$5,023,029	$4,430,763	$19,063,121	$18,353,086
Cost of revenue	4,597,211	4,107,114	17,517,478	16,825,382

Gross profit	425,818	323,649	1,545,643	1,527,704
Operating expenses:
Selling, general and administrative	241,823	208,334	907,702	924,427
Research and development	7,698	7,521	29,680	31,954
Amortization of intangibles	9,262	10,971	35,524	37,121
Restructuring and related charges	46,866	3,020	160,395	11,369
Loss on disposal of subsidiaries	2,112	—	2,112	—

Operating income	118,057	93,803	410,230	522,833
Interest and other, net	36,445	33,586	153,997	135,788

Income before income tax	81,612	60,217	256,233	387,045
Income tax expense	35,571	21,510	129,066	132,149

Net income	46,041	38,707	127,167	254,896
Net income (loss) attributable to noncontrolling interests, net of tax	362	642	(1,923)	801

Net income attributable to Jabil Inc.	$45,679	$38,065	$129,090	$254,095

Earnings per share attributable to the stockholders of Jabil Inc.:
Basic	$0.26	$0.20	$0.71	$1.33

Diluted	$0.25	$0.20	$0.69	$1.32

Weighted average shares outstanding:
Basic	178,697	189,139	181,902	190,413

Diluted	182,977	191,602	185,838	192,750

JABIL INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Fiscal year ended
	August 31, 2017	August 31, 2016
Cash flows from operating activities:
Net income	$127,167	$254,896
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	760,405	696,752
Restructuring and related charges	94,346	1,170
Provision for allowance for doubtful accounts	10,112	919
Recognition of stock-based compensation expense and related charges	48,544	58,997
Deferred income taxes	(63,001)	(23,155)
Loss on sale of property, plant and equipment	1,989	12,921
Other, net	20,120	8,448
Change in operating assets and liabilities, exclusive of net assets acquired:
Accounts receivable	(31,353)	122,115
Inventories	(445,089)	67,966
Prepaid expenses and other current assets	19,346	(194,337)
Other assets	(30,413)	(4,425)
Accounts payable, accrued expenses and other liabilities	744,470	(86,060)

Net cash provided by operating activities	1,256,643	916,207

Cash flows from investing activities:
Acquisition of property, plant and equipment	(716,485)	(924,239)
Proceeds from sale of property, plant and equipment	175,000	26,031
Cash paid for business and intangible asset acquisitions, net of cash	(36,620)	(242,143)
Issuance of notes receivable	—	(29,380)
Investments in non-marketable equity securities	(2,033)	(10,250)
Other, net	673	—

Net cash used in investing activities	(579,465)	(1,179,981)

Cash flows from financing activities:
Borrowings under debt agreements	7,434,107	6,904,215
Payments toward debt agreements	(7,479,150)	(6,445,922)
Payments to acquire treasury stock	(306,640)	(148,340)
Dividends paid to stockholders	(59,959)	(62,436)
Net proceeds from exercise of stock options and issuance of common stock under employee stock purchase plan	21,791	20,910
Treasury stock minimum tax withholding related to vesting of restricted stock	(12,268)	(10,656)
Other, net	(2,427)	(4,259)

Net cash (used in) provided by financing activities	(404,546)	253,512

Effect of exchange rate changes on cash and cash equivalents	5,228	8,358

Net increase (decrease) in cash and cash equivalents	277,860	(1,904)
Cash and cash equivalents at beginning of period	912,059	913,963

Cash and cash equivalents at end of period	$1,189,919	$912,059

JABIL INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

RECONCILIATION OF U.S. GAAP FINANCIAL RESULTS TO NON-U.S. GAAP MEASURES

(in thousands, except for per share data)

(Unaudited)

	Three months ended		Fiscal year ended

	August 31, 2017	August 31, 2016	August 31, 2017	August 31, 2016

Operating income (U.S. GAAP)	$118,057	$93,803	$410,230	$522,833
Amortization of intangibles	9,262	10,971	35,524	37,121
Stock-based compensation expense and related charges	15,167	492	48,544	58,997
Restructuring and related charges	46,866	3,020	160,395	11,369
Distressed customer charges	—	—	10,198	—
Loss on disposal of subsidiaries	2,112	—	2,112	—

Core operating income (Non-U.S. GAAP)	$191,464	$108,286	$667,003	$630,320

Net income attributable to Jabil Inc. (U.S. GAAP)	$45,679	$38,065	$129,090	$254,095
Amortization of intangibles	9,262	10,971	35,524	37,121
Stock-based compensation expense and related charges	15,167	492	48,544	58,997
Restructuring and related charges	46,866	3,020	160,395	11,369
Distressed customer charges	—	—	10,198	—
Loss on disposal of subsidiaries	2,112	—	2,112	—
Impairment on securities	—	—	11,539	—
Adjustments for taxes	(1,933)	361	(4,726)	(2,483)

Core earnings (Non-U.S. GAAP)	$117,153	$52,909	$392,676	$359,099

Earnings per share (U.S. GAAP):
Basic	$0.26	$0.20	$0.71	$1.33

Diluted	$0.25	$0.20	$0.69	$1.32

Core earnings per share (Non-U.S. GAAP):
Basic	$0.66	$0.28	$2.16	$1.89

Diluted	$0.64	$0.28	$2.11	$1.86

Weighted average shares outstanding used in the calculations of earnings per share (U.S. GAAP and Non-U.S. GAAP):
Basic	178,697	189,139	181,902	190,413

Diluted	182,977	191,602	185,838	192,750

JABIL INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

RECONCILIATION OF U.S. GAAP FINANCIAL RESULTS TO NON-U.S. GAAP MEASURES

(in thousands)

(Unaudited)

CALCULATION OF RETURN ON INVESTED CAPITAL

AND CORE RETURN ON INVESTED CAPITAL

The Company calculates: (1) its “Return on Invested Capital” by annualizing its “after-tax U.S. GAAP operating income” for its most recently-ended quarter and dividing that by the average of its “net invested capital asset base” and (2) its “Core Return on Invested Capital” by annualizing its “after-tax non-U.S. GAAP core operating income” for its most recently-ended quarter and dividing that by the “average net invested capital asset base.”

The Company calculates: (1) its “after-tax U.S. GAAP operating income” by subtracting a certain tax effect (the calculation of which is explained below) from its U.S. GAAP operating income and (2) its “after-tax non-U.S. GAAP core operating income” as its non-U.S. GAAP core operating income less a certain tax effect (the calculation of which is explained below). See elsewhere in this earnings release for a reconciliation of the Company’s non-U.S. GAAP core operating income to its U.S. GAAP operating income.

The Company calculates its “average net invested capital asset base” as the sum of the averages (the calculations of which are explained below) of its stockholders’ equity, current and non-current portions of its notes payable, long-term debt and capital lease obligations less the average (the calculation of which is explained below) of its cash and cash equivalents.

The following table reconciles (1) “Return on Invested Capital,” as calculated using “after-tax U.S. GAAP operating income” to (2) “Core Return on Invested Capital,” as calculated using “after-tax non-U.S. GAAP core operating income”:

	Three months ended	Twelve months ended
	August 31, 2017	August 31, 2017
Numerator:
Operating income (U.S. GAAP)	$118,057	$410,230
Tax effect(1)	(35,771)	(137,087)

After-tax operating income	82,286	273,143
	x4	x1

Annualized after-tax operating income	$329,144	$273,143

Core operating income (Non-U.S. GAAP)	$191,464	$667,003
Tax effect(2)	(37,610)	(134,930)

After-tax core operating income	153,854	532,073
	x4	x1

Annualized after-tax core operating income	$615,416	$532,073

Denominator:
Average total Jabil Inc. stockholders’ equity(3)	$2,340,495	$2,395,843
Average notes payable, long-term debt and capital lease obligations, less current installments(3)	1,638,591	1,853,302
Average current installments of notes payable, long-term debt and capital lease obligations(3)	492,241	245,654
Average cash and cash equivalents(3)	(966,925)	(1,050,989)

Net invested capital asset base	$3,504,402	$3,443,810

Return on Invested Capital (U.S. GAAP)	9.4%	7.9%
Adjustments noted above	8.2%	7.6%
Core Return on Invested Capital (Non-U.S. GAAP)	17.6%	15.5%

(1)	This amount is calculated by adding the amount of income taxes attributable to its operating income (U.S. GAAP) and its interest expense.
(2)	This amount is calculated by adding the amount of income taxes attributable to its core operating income (Non-U.S. GAAP) and its interest expense.
(3)	The average is based on the addition of the account balance at the end of the most recently-ended quarter to the account balance at the end of the prior quarter for the three months ended August 31, 2017 and dividing by two. The average is based on the addition of the account balance at the end of the most recently-ended fiscal year to the account balance at the end of the prior fiscal year for the twelve months ended August 31, 2017 and dividing by two.